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                                                                    Exhibit o(i)

                                    AMENDMENT
                                       TO
                     DUAL CLASS PLAN PURSUANT TO RULE 18F-3
                                       FOR
                                CIGNA FUNDS GROUP



         The Dual Class Plan dated as of April 30, 1996 of CIGNA Funds Group is hereby amended by removing CIGNA Money Market Fund.


Dated: _________, ____





                                            CIGNA FUNDS GROUP


                                            By:_________________________________
                                                   By:
                                                   Its: